NOTE CANCELLATION
AND
GENERAL RELEASE

TO ALL WHO THESE PRESENTS SHALL COME OR MAY CONCERN, know that the undersigned releasor (the"Releasor"), in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, from **DEERFIELD RESOURCES, LTD.**, a Nevada corporation, (the "Releasee"), releases and discharges the Releasee, Releasee's servants, agents, principals, shockholders, affiliates, employees, attorneys, subsidiaries, parents, heirs, executors, administrators, successors and assigns (collectively, the "Released Parties") from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, any and all claims and demands whatsoever, in law, admiralty or equity, which against the Releasee, the Releasor, Releasor's servants, agents, affiliates, subsidiaries, parents, partners, heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release including, but not limited to, those certain promissory notes of Deerfield Resources, Ltd. in favor of Releasor dated as of November 3, 2008 in the principal amount of $35,000, March 18, 2009 in the principal amount of $25,950, May 21, 2009 in the principal amount of $40,000 and August 13, 2009 in the principal amount of $25,000 (the "Notes"),which are hereby cancelled without obligation of Releasee to make any payments of principal or interest thereon.

The Releasor expressly warrants and covenants that it will not bring suit, claim or cause of action against any of the Released Parties in connection with any and all past, present and future claims, demands, obligations, causes of action or rights which the Releasor now has or which may hereinafter accrue.

The obligations of Releasor under this Note Cancellation and General Release are subject to, and only become effective upon, the closing of the sale of all of the shares of common stock of the Releasee owned by Releasor.

This Note Cancellation and General Release is not being signed under any duress, threat, undue influence and is being executed after adequate consultation with counsel of Releasor's choosing.

This Note Cancellation and General Release cannot be modified orally and can only be modified through a written document signed by both parties.

This Note Cancellation and General Release shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles.

This Note Cancellation and General Release may be executed in counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument and shall bind all parties signing such counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Note Cancellation and General Release on the 29th day of January, 2010.

RELEASOR

UNITED FERTILISERS (UK) LIMITED

By: ______________________
Signature

Name: J W MORGON
Title: ATTORNEY

Address

RELEASEE

DEERFIELD RESOURCES, LTD.

By: ______________________
Signature

Name: J W MORGON
Title: PRESIDENT